UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  August 15, 2000
                                                           ---------------


                        Capital Senior Living Corporation
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                    1-1744500                    75-2678809
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(State or other jurisdiction     (Commission File               (IRS Employer
      of incorporation)               Number)                Identification No.)

14160 Dallas Parkway, Suite 300, Dallas, Texas                      75240
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:           (972) 770-5600
                                                              --------------

(Not Applicable)
----------------

(Former name or former address, if changed since last report)


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ITEM 5.           OTHER EVENTS
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         On August 15,  2000,  Capital  Senior  Living  Corporation,  a Delaware
corporation (the "Company"), completed the merger of ILM Senior Living, Inc., a Virginia finite-life corporation ("ILM"), with and into Capital Senior Living ILM-A, Inc., a Delaware corporation and direct wholly- owned subsidiary of the Company ("CSLI"), pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of October 19, 1999, as amended (the "Merger Agreement"), by and among the Company, CSLI (as assignee from another wholly-owned subsidiary of the Company) and ILM.

         As a result of the closing of the Merger Agreement, the Company acquired seven senior living communities that were previously owned by ILM and the Villa Santa Barbara property described below (collectively, the "ILM Properties"). The Company acquired the interests in the Villa Santa Barbara property owned by ILM and owned by ILM II Senior Living, Inc., a Virginia finite-life corporation ("ILM II"). The Villa Santa Barbara property had been jointly owned 25% by ILM and 75% by ILM II. The Company had managed the ILM Properties since 1996 pursuant to a management agreement with ILM. The Company will continue to manage the five other properties still owned by ILM II pursuant to its existing management agreement.

         Total cash consideration for the eight communities was approximately $97.6 million, consisting of $87,458,763 in total consideration to the ILM shareholders with respect to the merger and $10,143,750 for the ILM II interests in the Santa Barbara property. The consideration was agreed upon as the result of arm's-length negotiations between the parties to the Merger Agreement and with ILM II. The Company also refinanced three of its existing properties in conjunction with the merger. As a result of this refinancing, a Company subsidiary repaid approximately $25,800,000 on its $34,000,000 loan with Bank One Texas N.A., as agent, resulting in an amended loan facility of up to $9,000,000. GMAC Commercial Mortgage Corporation ("GMAC") provided approximately $102,000,000 of the consideration and Newman Financial Services, Inc. ("Newman"), an affiliate of GMAC, provided $20,000,000 of acquisition financing for the merger and the refinancing. The balance of the merger consideration and the amounts necessary for the refinancing came from the Company's existing cash resources.

         As part of the above referenced transactions, the Company amended the partnership agreement for Triad Senior Living II, L.P. ("Triad II"), a partnership in which a Company subsidiary owns a 19% interest, in order to allow the pledge as collateral for the Newman loans of such subsidiary's loans and interests in Triad II. The Company also purchased from Fleet National Bank ("Fleet") the loan which Fleet held in which ILM II is the borrower.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS
                  ---------------------------------

                  (a) Financial Statements of the Businesses Acquired. The audited financial statements of ILM required by this Item 7(a) will be filed by amendment to this Form 8-K Current Report within 75 days after the date of this Form 8-K Current Report.



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                  (b) Pro Forma Financial  Information.  The pro forma financial statements of the Company required by this Item 7(b) will be filed by amendment to this Form 8-K Current Report not later than 75 days after the date of this Form 8-K Current Report.

                  (c)      Exhibits.
                           --------

                           *10.1 Form of GMAC Loan Agreement, Promissory Note
                                 and Exceptions to Nonrecourse Guaranty

                           *10.2 Newman Pool B Loan Agreement, Promissory Note
                                 and Guaranty

                           *10.3 Newman Pool C Loan Agreement, Promissory Note
                                 and Guaranty

                           *10.4 First Amendment to Triad II Partnership
                                 Agreement

                           *10.5 Second Modification to the Bank One Loan
                                 Agreement

                           *10.6 Assignment of Note, Liens and Other Loan
                                 Documents between Fleet National Bank and CSLI.

                           *99.1 Press Release, dated August 16, 2000

*filed herewith


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               CAPITAL SENIOR LIVING CORPORATION


Date: August 30, 2000                          By: /s/ Ralph A. Beattie
                                                   -----------------------------
                                                   Ralph A. Beattie
                                                   Chief Financial Officer